EXHIBIT   10.1

                          STRATEGIC ALLIANCE AGREEMENT
                                      AMONG
                           ARRAY TELECOM CORPORATION,
                              EPHONE TELECOM, INC.
                                       AND
                               COMDIAL CORPORATION

         This Strategic Alliance Agreement (the "Agreement") is made as of March 31, 2000, between ARRAY TELECOM CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1145 Herndon Parkway, Herndon, Virginia 20170 ("Array"), ePHONE TELECOM, INC., a corporation incorporated under the laws of the State of Florida and having its principal office at 355 Burrard Street, Suite 1000, Vancouver, British Columbia, Canada V6C 2G8 ("ePHONE"), and COMDIAL CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1180 Seminole Trail, Charlottesville, Virginia 22906 ("Comdial").

                                    RECITALS

         WHEREAS, ePHONE is in the business of providing certain telecommunications services, including international long distance services that allow users to perform phone-to-phone one step dialing via Voice over Internet Protocol;


         WHEREAS, Array has developed certain software products, including VoipGate, Array Version 2 and the Array 3000 family of products, and owns certain related assets;


         WHEREAS,  Comdial owns all of the  outstanding  capital stock of Array;
and


         WHEREAS, Array has agreed to sell, and ePHONE has agreed to purchase, all of Array's physical assets, and Array has agreed to grant to ePHONE a license in the form of Exhibit B to this Agreement to, among other things, VoipGate, Array Version 2 and the Array 3000 family of products.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, agreements and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.
                           SALE AND PURCHASE OF ASSETS

         Section 1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (hereinafter defined) Array shall sell, transfer, convey and deliver to ePHONE, and on the Closing Date ePHONE shall purchase and acquire from Array, the fixed assets of Array used in its business and listed in Schedule 1 (the "Purchased Assets"). The transfer and conveyance of the Purchased Assets shall be made by a bill of sale (the "Bill of Sale") in substantially the form attached hereto as Exhibit A.

         Section 1.2 Excluded Assets. The Purchased Assets to be sold and purchased hereunder do not include cash, accounts receivable, intangible assets, patents or patent applications, know-how, trade secrets or any other asset of Array that is not listed in Schedule 1.

         Section 1.3 No Assumption of Liabilities. ePHONE shall not assume or be otherwise liable for any liabilities or obligations of Array related to the Purchased Assets or otherwise, except for obligations arising after the Closing Date under the Lease (as defined in Section 7.7).

                                   ARTICLE 2.
                              LICENSE OF TECHNOLOGY

         Section 2.1 License. Array shall grant to ePHONE a license to the Intellectual Property (as such term is defined in the License Agreement) (the "Licensed Assets") pursuant to the License Agreement in substantially the form attached hereto as Exhibit B.

                                   ARTICLE 3.
                           CONSIDERATION FOR AGREEMENT

         Section 3.1 Consideration for Agreement. In partial consideration for this Agreement and the transactions contemplated hereby, ePHONE shall pay to Array at the Closing in cash the amount of $2,650,000.

         Section 3.2 Royalty Payments. ePHONE shall make royalty payments to Comdial pursuant to the terms of the License Agreement.


                                   ARTICLE 4.
                            REPRESENTATIONS BY ARRAY

         Section 4.1 Organization; Qualification. Array is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. Array is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on the Purchased Assets, the Licensed Assets or its business. Array has heretofore delivered to ePHONE complete and correct copies of its Certificate of Incorporation and Bylaws currently in effect.

         Section 4.2 Authority Relative to this Agreement. Array has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Array of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Array and no other corporate proceedings on the part of Array are necessary with respect thereto. This Agreement has been duly executed and delivered by Array and constitutes, and the other agreements referred to herein to which Array is a party (collectively, the "Array Related Agreements"), when executed and delivered by Array, will constitute, valid and binding obligations of Array enforceable against Array in accordance with their terms, except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         Section 4.3 No Violation. The execution and delivery by Array of this Agreement and the Array Related Agreements does not, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or bylaws of Array, (ii) result in a default, or give rise to any right of termination, modification or acceleration, or the imposition of a mortgage, lien, pledge, security interest, charge, claim, restriction or other encumbrance or other defects in title (each an "Encumbrance") on any of the Purchased Assets or the Licensed Assets, under the terms or provisions of any agreement or other instrument or obligation to which Array is a party or by which Array, any of the Purchased Assets, the Licensed Assets or its business may be bound, or (iii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Array, any of the Purchased Assets, the Licensed Assets or its business (other than applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on the Purchased Assets or the Licensed Assets, or Array or its other properties or its business.

         Section 4.4 Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Array, threatened against Array, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on the Purchased Assets or the Licensed Assets or Array or its business, or which seek to limit, in any manner, the right of ePHONE to control and use the Purchased Assets and the Licensed Assets after the consummation of the transactions contemplated in this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

         Section 4.5 Titles to Assets; Leases. Array holds good and marketable title to all of the Purchased Assets and the Licensed Assets, free and clear of any Encumbrances, and has the right to sell, transfer and assign the Purchased Assets to ePHONE and license the Licensed Assets to ePHONE. All properties held under lease by Array are held under valid, enforceable and assignable leases.

         Section 4.6 Consents and Approvals. Except to the extent that failure to obtain such consent or approval would not have material adverse effect on the Purchased Assets or the Licensed Assets or Array's business, and except for the consent of Bank of America under the Credit Agreement between Bank of America and Comdial dated as of October 22, 1998, which consent has been obtained, there is no requirement applicable to Array to make any filing with, or to obtain the consent or approval of, any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision, agency or instrumentality thereof (each a "Person") as a condition to the consummation of the transactions contemplated by this Agreement (other than as may be required by applicable "bulk sales" laws).

                                   ARTICLE 5.
                           REPRESENTATIONS BY COMDIAL

         Section 5.1 Organization and Qualification. Comdial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. Comdial is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on its business.

         Section 5.2 Authority Relative to Agreement. Comdial has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Comdial of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Comdial and no other corporate proceedings on the part of Comdial are necessary with respect thereto. This Agreement has been duly executed and delivered by Comdial, and constitutes the valid and binding obligation of Comdial enforceable against Comdial in accordance with its terms except as its terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         Section 5.3 No Violation. The execution and delivery by Comdial of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or bylaws of Comdial, or (ii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Comdial or its business excluding such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on its properties or its business.

                                   ARTICLE 6.
                            REPRESENTATIONS BY EPHONE

         Section 6.1 Organization and Qualification. ePHONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. ePHONE is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on its properties or its business. ePHONE has heretofore delivered to Comdial complete and correct copies of its Articles of Incorporation and Bylaws currently in effect.

         Section 6.2 Authority Relative to Agreement. ePHONE has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by ePHONE of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of ePHONE and no other corporate proceedings on the part of ePHONE are necessary with respect thereto. This Agreement has been duly executed and delivered by ePHONE and constitutes, and the Related Agreements to which ePHONE is a party, when executed and delivered by ePHONE, will constitute, valid and binding obligations of ePHONE enforceable against ePHONE in accordance with their terms except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         Section 6.3 No Violation. The execution and delivery by ePHONE of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or bylaws of ePHONE, or (ii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to ePHONE or its business as presently conducted or as contemplated to be conducted in the Business Plan of ePHONE, excluding such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on its properties or its business.

         Section 6.4 Consents and Approvals. Except to the extent that failure to obtain such consent or approval would not have material adverse effect on its properties or its business, there is no requirement applicable to ePHONE to make any filing with, or to obtain the consent or approval of, any Person as a condition to the consummation of the transactions contemplated by this Agreement.

         Section 6.5 Financial Statements. ePHONE has previously furnished Comdial with true and complete copies of (i) the audited financial statements of ePHONE for the periods ending June 30, 1999 and December 31, 1998 and 1997, including the notes thereto (the "Annual Financial Statements"), together with the reports on such statements of ePHONE's independent auditors, and (ii) unaudited interim financial statements for the eleven month period ending November 30, 1999 (the "Interim Financial Statements"). Such financial statements present fairly the financial position of ePHONE as of such dates and the results of its operations and changes in its financial position for such periods and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         Section 6.6 No Undisclosed Liabilities. Since November 30, 1999, and except as previously disclosed in writing to Comdial, there has not been any change, or development involving a prospective change, including, without limitation, any damage, destruction or loss (whether or not covered by insurance), which affects or can reasonably be expected to affect, the properties or business of ePHONE, and ePHONE has not entered into any contract which can reasonably be expected to have any such effect.

         Section 6.7 Absence of Certain Changes. Except as previously disclosed in writing to Comdial, ePHONE has not incurred any liabilities which are not reflected in the Interim Financial Statements other than those which were incurred subsequent to such date in the ordinary course of business and which have not and cannot reasonably be expected to have a material adverse effect on the properties or business of ePHONE.

         Section 6.8 Absence of Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of ePHONE, threatened against ePHONE, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect or its business or which seek to limit, in any manner, the right of ePHONE to control the Purchased Assets and the Licensed Assets after the consummation of the transactions contemplated in this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

         Section 6.9 Business Plan. Attached hereto as Exhibit C is the current Business Plan of ePHONE with respect to the Purchased Assets and the Licensed Assets.

                                   ARTICLE 7.
                                OTHER AGREEMENTS

         Section 7.1 Support for Imbedded Base. The parties hereto acknowledge that Array's imbedded base of customers will be supported and serviced by ePHONE following the Closing. ePHONE agrees that it will use commercially reasonable efforts to support such imbedded base from and after the Closing Date.

         Section 7.2 Investigation of Business. From the date hereof until the Closing, each of the parties hereto will afford the other parties hereto and their respective representatives, including attorneys and accountants, full access at all reasonable times to its officers, employees, properties, contracts and books and records to enable such other party to make a full investigation of its business. Each party will also furnish each other party with such financial, operating and other information as such party may reasonably request in making such investigation.

         Section 7.3 Confidentiality. The information which any party acquires about any other party prior to consummation of the transactions contemplated by this Agreement as a result of the investigations permitted hereby is termed "Evaluation Material." Each party agrees that neither it, nor any of its representatives, will (i) use any such material for any purpose not related to the transactions contemplated by this Agreement nor (ii) disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature. If the transactions contemplated by this Agreement are not consummated, each party agrees that it will return any written Evaluation Material in its possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material.

         Section 7.4 Public Announcements. Prior to the Closing Date, the parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement without the prior consent of the other, except to the extent required by law.

         Section 7.5 Employee Matters; Customer Solicitation. Comdial and Array will not object to or interfere with any efforts by ePHONE to employ the current employees of Array. During the term of the License Agreement, neither Array nor Comdial shall directly or indirectly induce or attempt to persuade any employee of ePHONE to terminate his or her employment with ePHONE. During the term of the License Agreement, neither Array nor Comdial nor any Person affiliated with either shall directly or indirectly sell or attempt to sell (by means of solicitation or otherwise) to any customer to which ePHONE is providing or has provided Products and Services (as such terms are defined in the License Agreement) any product or service which is competitive with the Products and Services.

         Section 7.6 Access to Comdial Dealer Network and Direct Sales Organization. During the term of the License Agreement, Comdial (i) shall use commercially reasonable efforts to assist ePHONE in distributing products and services provided by ePHONE through its direct sales organization and (ii) shall use commercially reasonable efforts to enable ePHONE to distribute products and services through its network of independent telecommunications equipment dealers.

         Section 7.7 Assignment of Lease. As soon as practicable following the Closing Date, Array shall assign to ePHONE its interests as lessee under the lease to Array's business facility located at 1145 Herndon Parkway, Herndon, Virginia, from W9/LWS Real Estate Limited Partnership, as lessor, dated February 23, 1999 ("Lease"), and ePHONE shall, from and after the Closing Date, assume and discharge the obligations of Array arising after the Closing Date under the Lease. Such assignment of lease shall be made by an assignment (the "Lease Assignment") in substantially the form of Lease Assignment attached hereto as Exhibit D. ePHONE shall use commercially reasonable efforts to have Comdial released from its obligations under the lease as soon as practicable following the Closing Date.

                                   ARTICLE 8.
                             CLOSING OF TRANSACTIONS

         Section 8.1 Time and Place of Closing. The closing ("Closing") shall take place at Arnold & Porter at 4:00 p.m. local time on (i) March 31, 2000,
(ii) such other date as may be agreed upon by the parties (either of which dates is referred to in this Agreement as the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective at the same time on the Closing Date.

         Section 8.2 Deliveries by Array. At the Closing, Array shall deliver to ePHONE the following:

                  (a) Bill of Sale substantially in the form of Exhibit A attached hereto, duly executed, transferring to ePHONE title to the Purchased Assets;

                  (b) License Agreement substantially in the form of Exhibit B attached hereto;

                  (c) Certified copies of the resolutions duly adopted by Array constituting all necessary corporate authorization for the consummation by Array of the transactions contemplated by this Agreement;

                  (d) A certificate dated as of a recent date from the Delaware Secretary of State as to the good standing of Array; and

                  (e)  Such  other  documents,  instruments,   certificates  and
         writings as reasonably may be requested by ePHONE at least three business days prior to Closing.

         Section 8.3 Deliveries by ePHONE. At the Closing, ePHONE shall deliver to Array or Comdial the following:

                  (a) Immediately available funds in the amount of $2,650,000, by wire transfer to an account designated by Array;

                  (b) License Agreement substantially in the form of Exhibit B hereto;

                  (c) Certified copies of the resolutions duly adopted by ePHONE constituting all necessary corporate authorization for the consummation by ePHONE of the transactions contemplated by this Agreement;

                  (d) A certificate dated as of a recent date from the Florida Secretary of State as to the good standing of ePHONE; and

                  (e)  Such  other  documents,  instruments,   certificates  and
         writings as reasonably may be requested by Array at least three business days prior to Closing.

         Section 8.4 Deliveries by Comdial. At the Closing, Comdial shall deliver to ePHONE the following:

                  (f) License Agreement substantially in the form of Exhibit B attached hereto;

                  (g) Certified copies of the resolutions duly adopted by Comdial constituting all necessary corporate authorization for the consummation by Comdial of the transactions contemplated by this Agreement;

                  (h) A certificate dated as of a recent date from the Delaware Secretary of State as to the good standing of Comdial; and

                  (i)  Such  other  documents,  instruments,   certificates  and
         writings as reasonably may be requested by ePHONE at least three business days prior to Closing.

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

         Section 9.1 Obligations of Comdial. Comdial hereby guarantees the complete and timely performance of the obligations of Array under this Agreement. Comdial agrees that if Array defaults in any of its obligations under this Agreement, ePHONE may exercise any remedies available to it to require Comdial to satisfy such Array obligations without first being required to seek performance of such obligations from Array.

         Section 9.2 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt of facsimile; (ii) one (1) business day following the date sent when sent by overnight delivery; or (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

         If to Array or Comdial:

                  Comdial Corporation
                  Attention: William G. Mustain
                  1180 Seminole Trail
                  Charlottesville, Virginia 22906
                  Phone:     (804) 978-2518
                  Fax:       (804) 978-2512
                  Email:     bill.mustain@comdial.com

         Copy to:

                  McGuire, Woods, Battle & Boothe LLP
                  Attention: Robert E. Stroud, Esquire
                  Court Square Building
                  310 Fourth Street NE, Suite 300
                  Post Office Box 1288
                  Charlottesville, Virginia 22902-1288
                  Phone:     (804) 977-2511
                  Fax:       (804) 980-2272
                  Email:     restroud@mwbb.com

         If to ePHONE:

                  ePHONE Telecom, Inc.
                  Attention:  Robert G. Clarke
                  355 Burrard Street, Suite 1000
                  Vancouver, British Columbia
                  Canada V6C 2G8
                  Facsimile No.:  (202) 942-5999
                  Phone:     (604) 482-6116
                  Fax:       (604) 482-1116
                  Email:     rclarke@ephonetel.com

         Copy to:

                  Arnold & Porter
                  Attention:  Paul D. Freshour
                  555 Twelfth Street, N.W.
                  Washington, D.C.  20004-1202
                  Phone:     (202) 942-5872
                  Fax:       (804) 942-5999
                  Email:     paul freshour@aporter.com

         Section 9.3 Arbitration

                  (a) Any dispute, controversy or claim arising under, out of or relating to the Agreement or the License Agreement (any "Dispute"), shall be solely, finally and conclusively settled by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in force when such arbitration is commenced. The arbitration shall take place in Washington, D.C. The Dispute shall be decided in accordance with the laws of the Commonwealth of Virginia. In the event that more than one Dispute is pending at the same time, such Disputes shall be consolidated in a single arbitral proceeding.

                  (b) In any dispute between the parties hereto, the number of arbitrators shall be three. If the parties are unable to agree on the arbitrators, the arbitrators shall be selected in accordance with the Rules.

                  (c) The parties hereto intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The arbitrator's award shall be final and binding upon the parties. The parties shall carry out the final order on the award without delay and waive their right to assert any form of recourse against, or objection or defense to such order or its enforcement insofar as such waiver can validly be made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be.

                  (d) Each party to the arbitration proceeding shall pay the fees and expenses of such party's attorney's and witnesses. The fees and expenses of the arbitrator and all other expenses shall be borne by the party that loses the arbitration. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

         Section 9.4 Governing Law. This Agreement shall be governed in all respects, and it and the transactions contemplated hereby shall be construed and interpreted, by the laws of the Commonwealth of Virginia without regard to its choice of law rules.

         Section 9.5 Entire Agreement. This Agreement, including the Schedules, the Business Plan of ePHONE and the Array Related Agreements attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         Section 9.6 Counterpart Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.7 No Third Party Beneficiaries This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

         Section 9.8 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any of the parties hereto shall be permitted to assign this Agreement to a successor in interest of all or substantially all of its assets, or to an affiliated entity.

         Section 9.9 Amendments. No amendment of any provision of this Agreement shall be valid unless the amendment shall be in writing and signed by all parties hereto.

         Section 9.10 Waivers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 9.11 Severability. Any term or condition of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 9.12 Construction. The parties have participated mutually in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted mutually by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 9.13 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES ARE ON THE NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its duly authorized officer as of the date first set forth above.


                                   ARRAY TELECOM CORPORATION



                                   By:      /s/  William G. Mustain
                                           ----------------------------------
                                   Name:   William G. Mustain
                                           ----------------------------------
                                   Title:  Chairman
                                           ----------------------------------


                                   ePHONE TELECOM, INC.



                                   By:     /s/  JG
                                           ----------------------------------
                                   Name:   John G. Fraser
                                           ----------------------------------
                                   Title:  Director, Executive Vice President
                                           ----------------------------------




                                   COMDIAL CORPORATION



                                   By:     /s/ William G. Mustain
                                           ----------------------------------
                                   Name:   William G. Mustian
                                           ----------------------------------
                                   Title:  President/CEO
                                           ----------------------------------

                                                                       EXHIBIT A

                              FORM OF BILL OF SALE

         This Bill Of Sale And Assignment ("Bill of Sale") is made as of March 31, 2000, by ARRAY TELECOM CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1145 Herndon Parkway, Herndon, Virginia 20170 ("Seller"), in favor of ePHONE TELECOM, INC., a corporation incorporated under the laws of the State of Florida and having its principal office at 355 Burrard Street, Suite 1000, Vancouver, British Columbia, Canada V6C 2G8 ("Buyer").

                                  INTRODUCTION

         A. Seller and Buyer are parties to a Strategic Alliance Agreement (the "Agreement") dated as of March 31, 2000 among Seller, Buyer, and Comdial
Corporation, a Delaware corporation, pursuant to which Buyer has agreed to purchase certain listed assets of the Seller. Terms which are defined in the Agreement and used in this Bill of Sale have the same meanings in this Bill of Sale as they have in the Agreement.

         B. The Agreement provides, among other things, that for the considerations provided therein, Seller will sell to Buyer, and Buyer will purchase from Seller, the fixed assets of Seller used in its business (the "Purchased Assets").

         C. The purpose of this Bill of Sale is to effect the transfer to Buyer of the Purchased Assets.

                               TRANSFER OF ASSETS

         NOW, THEREFORE, for the considerations set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged:

         1. Seller hereby sells, transfers, conveys, assigns and delivers to Buyer the Purchased Assets used in the conduct of the business of Seller, listed in Schedule 1 to this Bill of Sale, and all of which comprise the Purchased Assets.

         2. Seller hereby authorizes Buyer, as its assignee, to demand and receive any and all of the Purchased Assets transferred by this Bill of Sale, to give receipts and releases for and in respect of the same, or any part thereof, and to institute and prosecute any proceedings which Buyer may deem necessary for the collection, or reduction to possession, of any of the Purchased Assets, or for the enforcement of any claim or right of any kind, transferred by this Bill of Sale.

         3. Seller hereby agrees that, from time to time after the delivery of this Bill of Sale, it will, at the request of Buyer and without further consideration, promptly take such further action and execute and deliver such additional assignments, bills of sale, consents or other similar instruments as may be necessary to complete the transfer of the title or possession of the Purchased Assets to, or to vest title to them in, Buyer.

         4. The provisions of this Bill of Sale are for the benefit of Buyer, its successors and assigns, and all rights hereby granted Buyer may be exercised by Buyer, its successors or assigns.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale to by its duly authorized officere as of the date first set forth above.

                                         ARRAY TELECOM CORPORATION



                                         By :    /s/ William G. Mustain
                                                ------------------------------
                                         Name:   William G. Mustain
                                                ------------------------------
                                         Title:  Chairman
                                                ------------------------------

\\COR\21329.2

                                                                       EXHIBIT B

                            FORM OF LICENSE AGREEMENT
                                      AMONG
                           ARRAY TELECOM CORPORATION,
                              ePHONE TELECOM, INC.
                                       AND
                               COMDIAL CORPORATION

         This License Agreement (this "Agreement") is made as of March 31, 2000, by and among ARRAY TELECOM CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1145 Herndon Parkway, Herndon, Virginia 20170 ("Array"), ePHONE TELECOM, INC., a corporation incorporated under the laws of the State of Florida and having its principal office at 355 Burrard Street, Suite 1000, Vancouver, British Columbia, Canada V6C 2G8 ("ePHONE"), and COMDIAL CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1180 Seminole Trail, Charlottesville, Virginia 22906 ("Comdial").


                                    RECITALS

         A. This Agreement is executed in conjunction with the Strategic Alliance Agreement dated March 31, 2000, by and among Array, ePHONE, and Comdial (the "Strategic Alliance Agreement"), pursuant to which, among other things, ePHONE purchased certain of the assets of Array, excluding intellectual property assets.

         B. Array is willing to grant ePHONE a license to Array's Intellectual Property, as hereinafter defined, on the terms and conditions set forth herein.

         C. Array is a wholly owned subsidiary of Comdial. Comdial is willing to assist ePHONE with marketing the Products and Services, as hereinafter defined, through Comdial's existing distribution channels, which include over 2000 independent telecommunications equipment dealers.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, agreements, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement:

         Section 1.1 "Copyrights" means any work containing copyrightable subject matter that Array owns or has the right to license to others relating to Products and Services, including without limitation works registered with the United States Copyright Office or works for which an application to register the work with the United States Copyright Office has been filed.

         Section 1.2 "Intellectual Property" means the entire right, title, and interest in and to all proprietary rights encompassed within the categories of Copyrights, Know-How, and Patents, and the Mark.

         Section 1.3 "Know-How" means unpatented technology, inventions, designs, drawings, processes, recipes, formulae, data, technical information, and other industrial, commercial property that: (i) are known to Array as of the Effective Date; (ii) are secret, in the sense that they are not generally known or easily accessible to others; and (iii) relate to the Products and Services. A list of Know-How licensed hereunder is attached to this Agreement as Schedule 2 and incorporated by reference herein.

         Section 1.4 "Mark" means the common law trademark and service mark "ARRAY".

         Section 1.5 "Patents" means the United States patents and design patents that had been issued as of the Effective Date as well as United States patent applications filed as of the Effective Date. A list of Patents licensed hereunder is attached to this Agreement as Schedule 1 and incorporated by reference herein.

         Section 1.6 "Products and Services" means: (i) VoipGate, Array Version 2, Array Series 3000, and any products developed from the foregoing; and (ii) international long distance telecommunications services that allow users to perform phone-to-phone dialing via Voice Over Internet Protocol, and related services.

         Section 1.7 Any capitalized term contained in this Agreement that is not expressly defined herein shall be deemed to have the meaning ascribed to it by the Strategic Alliance Agreement.


                                    ARTICLE 2
                             EFFECTIVE DATE AND TERM

         Section 2.1 Effective Date. This Agreement shall be effective as of the date first set forth above (the "Effective Date").

         Section 2.2 Term. This Agreement and the licenses granted herein shall become effective as of the Effective Date and shall remain in effect for an initial term of five (5) years.

         Section 2.3 ePHONE's Option to Renew the Agreement or to Purchase the Intellectual Property. Upon the conclusion of the initial term of this Agreement, ePHONE, in its sole discretion, may elect: (i) to allow the Agreement to expire; (ii) to renew the Agreement under the identical terms and conditions set forth hereunder for an additional term of five (5) years; or (iii) to terminate the Agreement by purchasing the Intellectual Property.

                  (a) In order to exercise its option to purchase the Intellectual Property, ePHONE must give Array and Comdial notice of its election to exercise such option within six (6) months prior to the end of the initial term of this Agreement. In the event ePHONE elects to exercise its option to purchase the Intellectual Property, ePHONE shall be entitled to purchase the Intellectual Property for the fair market value of the Intellectual Property, determined at the time ePHONE exercises its option to purchase the Intellectual Property. For this purpose, the fair market value of the Intellectual Property shall be determined by two investment bankers, one selected by Array or Comdial and the other selected by ePHONE. If the two investment bankers are not able to agree upon the fair market value of the Intellectual Property, the investment bankers shall choose a third investment banker and the average of the values asserted by the two investment bankers who assert the two amounts closest in value shall be deemed the fair market value of the Intellectual Property.

                  (b) In the event ePHONE exercises its option to purchase the Intellectual Property, ePHONE agrees to grant Comdial and Array, and their successors and affiliates, a nonexclusive, irrevocable, royalty free license to the Intellectual Property.


                                    ARTICLE 3
                        LICENSE TO INTELLECTUAL PROPERTY

         Section 3.1 Grant of Patent License. Subject to the terms and conditions of this Agreement, Array grants to ePHONE, and ePHONE accepts, an exclusive right and license to the Patents to make, have made, use, and sell the Products and Services, on a worldwide basis. ePHONE shall be entitled to sublicense, assign, or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

                  (a) Patent License Territory. ePHONE acknowledges that the Patents cover only the United States; practicing the technology covered by the Patents outside of the United States will be at ePHONE's sole risk and discretion.

                  (b) Patent License Term. Notwithstanding anything to the contrary provided herein, the license to the Patents granted herein shall terminate upon the conclusion of the term of the relevant Patent, unless sooner terminated pursuant to the terms of this Agreement.

                  (c) Notice. When utilizing the Patents, ePHONE agrees that where reasonable and practical, any patented designs, devices, objects of manufacture, or any other patented items shall bear the appropriate patent notice.

                  (d) Prosecution of Patent Applications. ePHONE shall make all reasonable efforts to assist Array or Comdial with the prosecution of any patent applications encompassed within the definition of the Patents licensed hereunder, including executing any necessary documents and providing such evidence and expert assistance as ePHONE may have within its control.

         Section 3.2 Grant of Know-How License. Subject to the terms and conditions of this Agreement, Array grants to ePHONE, and ePHONE accepts, an exclusive right and license to the Know-How to make, have made, use, and sell the Products and Services, on a worldwide basis. ePHONE shall be entitled to sublicense, assign, or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

         Section 3.3 Grant of Copyright License. Subject to the terms and conditions of this Agreement, Array hereby grants ePHONE an exclusive right and license to the Copyrights for use in connection with selling, manufacturing, marketing or rendering of Products and Services, on a worldwide basis. ePHONE shall be entitled to sublicense, assign or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

                  (a) Notice. When using the Copyrights, ePHONE agrees that where reasonable and practicable, use of the Copyrights shall be accompanied by the symbol (C), the date of copyright, and the name of the copyright owner.

         Section 3.4 Grant of Mark License. Subject to the terms and conditions of this Agreement, Array grants to ePHONE, and ePHONE accepts, an exclusive right and license to the Mark as necessary to produce, promote, and sell Products and Services, on a worldwide basis. ePHONE acknowledges and agrees that its use of the Mark shall inure to Array's benefit. ePHONE shall be entitled to sublicense, assign, or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

                  (a) Quality Control. ePHONE agrees that all Products to which the Mark is affixed shall be formulated, manufactured, promoted, and sold or provided in a first rate manner and all Services with which the Mark is associated shall be rendered in a first rate manner. ePHONE understands and agrees that Array has the right to and will monitor the quality of Products and Services provided under the Mark. Upon written request from Array or Comdial, ePHONE shall provide to Array and Comdial either: (i) a reasonable number of samples of the Products to which the Mark is affixed, or (ii) a reasonable written description of the Services that ePHONE provides under the Mark and the manner in which the Mark is used in connection with such Services, so that Array and Comdial may monitor the quality of such Products or Services and otherwise protect and maintain Array's rights in the Mark. Upon written notice to ePHONE, representatives of Array or Comdial may visit and inspect ePHONE's facilities in order to monitor the quality of the Products and Services.

                      In the event Array or Comdial reasonably determines that the Products sold or Services provided by ePHONE under the Mark are not of a sufficiently high quality, Array or Comdial shall so notify ePHONE in writing and ePHONE shall have thirty (30) days in which to (i) reassure Array and Comdial that the quality of the Products or Services is in fact commensurate with the specified standard or (ii) take steps to improve the quality of the Products or Services to meet such standard. If, at the end of such thirty (30) day period, Array or Comdial is not reasonably satisfied that the quality of the Products sold or Services provided by ePHONE under the Mark meets the specified standard, Array or Comdial may terminate this Agreement upon thirty
         (30) days' written notice to ePHONE.

                  (b) Trademark and Service Mark Notices. When affixing the Mark to Products, ePHONE agrees that where reasonable and practicable, the Mark shall be accompanied by the symbol (TM) on labels, packaging, and advertising and promotional materials. When using the Mark in connection with Services, ePHONE agrees that where reasonable and practicable, the Mark shall be accompanied by the symbol (sm) on advertising and promotional materials.

         Section 3.5 Retention of Ownership Rights and Right to License or Assign. Nothing in this Agreement or in ePHONE's use of the Intellectual Property shall grant ePHONE any rights in or to the Intellectual Property other than the rights expressly licensed hereunder. The licenses granted herein are exclusive as between Array and unrelated third parties. Nonetheless, Array shall retain all rights in and to the Intellectual Property, including the right to license or assign the Intellectual Property, in whole or in part, to Comdial, to any majority owned subsidiary of Comdial, or to any successor to Comdial's business, provided that such license or assignment shall have no detrimental effect on ePHONE's rights and obligations hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, neither Array nor Comdial, nor any successor or affiliate thereof, shall be entitled to use the Mark in connection with products or services that are marketed in direct competition with the Products and Services.


                                    ARTICLE 4
                                    ROYALTIES

         Section 4.1 Royalty Payments. In partial consideration for the licenses to Intellectual Property granted herein and for the transactions contemplated under the Strategic Alliance Agreement, ePHONE shall pay Array, or such other entity as Array may designate, a royalty equal to two percent (2%) (the "Royalty Rate") of ePHONE's Consolidated Gross Sales, as hereinafter defined.

                  (a) The royalty amounts set forth herein shall accrue upon the recognition by ePHONE of revenues for transactions that would be included in Consolidated Gross Sales and shall be paid by ePHONE on a calendar quarterly basis. For each of the first three (3) quarters of each calendar year, such quarterly royalty amount shall be calculated at the Royalty Rate applied to Consolidated Gross Sales during such quarter, and shall be paid not later than forty-five (45) days after the end of such quarter. For the fourth quarter of each calendar year, such quarterly royalty amount shall be an amount equal to the Royalty Rate applied to Consolidated Gross Sales for the calendar year, less the quarterly royalty payment amounts made for the prior three (3) quarters of that year, and shall be paid not later than ninety (90) days after the end of such calendar year.

                  (b) For purposes of determining the royalty to be paid by ePHONE, the term "Consolidated Gross Sales" shall mean all sales resulting from ePHONE's business activities, as reflected in ePHONE's Business Plan.

                  (c) Each royalty payment hereunder shall be accompanied by a written report describing the calculation of such payment. Furthermore, ePHONE agrees to maintain complete and accurate records sufficient to substantiate the calculation of payments made hereunder. Array or its designee may, from time to time, inspect such records to verify the accuracy of payments made hereunder; provided, however, that ePHONE shall receive at least thirty (30) days written notice of such inspections and such inspections shall take place at ePHONE's offices during ePHONE's regular business hours. Array or its designee shall bear all costs of such inspections, unless an inspection reveals a discrepancy of more than three percent (3%) in ePHONE's favor between the royalty actually paid and the royalty that should have been paid, based on ePHONE's Consolidated Gross Sales, in which case ePHONE shall bear all costs of the inspection that revealed the discrepancy.

                  (d) Notwithstanding the foregoing, ePHONE shall pay to Array or its designee the following minimum royalty amounts:

                           (i) During the first year of the term of this Agreement, ePHONE shall pay a minimum annual royalty amount of $180,000 (the "First Year Minimum Royalty"). In the event Consolidated Gross Sales for the first year are less than $9,000,000, ePHONE shall pay such additional royalty amounts as shall be necessary to cause the total royalty amount paid for such year to be at least equal to the First Year Minimum Royalty. Such amounts shall be paid not later than the due date for the first quarterly royalty payment due after the close of the first year.

                           (ii) For each  calendar  quarter after the first year
                  of the term of this Agreement, ePHONE shall pay a minimum quarterly royalty amount of $125,000 (the "Quarterly Minimum Royalty"). In the event Consolidated Gross Sales during any quarter are less than $6,250,000, ePHONE shall pay such additional royalty amounts as shall be necessary to cause the total royalty amount paid for such quarter to be at least equal to the Quarterly Minimum Royalty. In the event any calendar quarter shall be less than three (3) months, the Quarterly Minimum Royalty for such quarter shall be prorated on a daily or other appropriate basis.

         Section 4.2 Non-Payment of Royalty Amounts. In the event ePHONE is unable, after exhausting all of its consolidated cash and cash equivalent assets, to pay Array or its designee the full amount of any royalty payment at the time the payment is due, the following provisions shall be applicable.

                  (a) ePHONE shall give Array or its designee notice of ePHONE's inability to pay any portion of any royalty payment, which notice shall be accompanied by a written statement by ePHONE's principal lenders and credit facilities confirming ePHONE's inability to make such payment and the fact that ePHONE has exhausted all of its consolidated cash and cash equivalent assets.

                  (b) The total unpaid amount of any royalty payment (the "Delinquent Payment") shall accrue interest at the annual rate of ten percent (10%) during the first year after the Delinquent Payment was due. For each three (3) month period thereafter, for so long as any portion of the Delinquent Payment remains unpaid, the interest rate applicable to the Delinquent Payment will increase by one (1) percentage point for each such three (3) month period.

                  (c) In its sole discretion, Array or its designee may elect to accept ePHONE stock in lieu of the Delinquent Payment and accrued interest thereon. If Array or its designee exercises this option, Array or its designee shall be entitled to receive an amount of ePHONE stock equivalent in value to the Delinquent Payment, calculated at a twenty percent (20%) discount from the average of the closing prices of such stock on the five (5) trading days prior to the date on which Array or its designee elects to exercise this option. The equivalent value so determined may be paid to Array or its designee either in ePHONE common stock or in warrants for the purchase of ePHONE common stock, the terms of which are reasonably satisfactory to Array or its designee, and which provide for an exercise price of not more than one cent ($0.01) per share. ePHONE agrees to provide Array or its designee demand and piggy back registration rights for registration on an established stock exchange or on the Nasdaq national market for its shares, or for the warrants and the warrant shares to be issued upon exercise of the warrants, and to assist in the registration process. Array shall have at least two (2) demand registration rights for each year so long as any of such shares, or such warrants or warrant shares, remain unregistered. Within sixty (60) days after the Closing Date, as defined in the Strategic Alliance Agreement, the parties agree to negotiate in good faith to execute a registration rights agreement with terms and conditions that are consistent with the terms of this Agreement and that are customary and usual with respect to such agreements.

                  (d) Notwithstanding any of the provisions of this Agreement, in the event any royalty payment or portion thereof remains unpaid for one (1) year, or Array or its designee accept warrants for such payment and the warrants are not registered within such year, then ePHONE's license to the Intellectual Property shall no longer be exclusive and Array shall be entitled to license the Intellectual Property to third parties other than ePHONE.


                                    ARTICLE 5
                OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY

         Section 5.1 Ownership. Nothing in this Agreement or in ePHONE's use of the Intellectual Property shall grant ePHONE any rights in or to the Intellectual Property other than the rights expressly licensed hereunder. ePHONE acknowledges Array's rights in the Intellectual Property. ePHONE shall not commit, or cause any third party to commit, any act challenging, contesting, or in any way impairing or attempting to impair Array's rights in and to the Intellectual Property.

         Section 5.2 Infringement by Third Parties. If ePHONE learns of any activity by a third party that might constitute infringement of Array's rights in any of the Intellectual Property, or if any third party asserts that ePHONE's use of the Intellectual Property constitutes unauthorized use or infringement, ePHONE shall so notify Array. Any action or litigation resulting from any claim of infringement arising hereunder shall be handled by Array or Comdial. ePHONE shall make all reasonable efforts to assist Array or Comdial with any such action or litigation, including providing such evidence and expert assistance as ePHONE may have within its control.

         Section  5.3  Rights  in  Improvements,   Developments,   Enhancements,
Modifications, and Inventions.

                  (a) CTVoice Release 2A. Within thirty (30) days following the Effective Date, ePHONE shall deliver to Array the source code for the product CTVoice Release 2A, which product shall have the same functionality and all of the capabilities of the product Array Series 3000. Array, or such other entity as Array may designate, shall own all rights in such source code, including without limitation all intellectual property rights. The source code shall be included within the definition of Intellectual Property for purposes of this Agreement, and it shall be licensed to ePHONE pursuant to the terms and conditions hereunder.

                           (i) Until the first anniversary of the Effective Date, ePHONE shall provide to Array or its designee any improvements, developments, enhancements, modifications, or inventions that resolve any functional problems or other technological difficulties with the CTVoice Release 2A product ("Bug Fixes"). ePHONE shall own all rights in the Bug Fixes, including without limitation all intellectual property rights. Nonetheless, by providing Array or its designee with the Bug Fixes, ePHONE shall be deemed to have granted Array or its designee, and such parties' successors and affiliates, a nonexclusive, irrevocable, royalty free license to the Bug Fixes.

                           (ii) After the first anniversary of the Effective Date, ePHONE and Array or its designee agree to negotiate in good faith regarding the terms and conditions under which any Bug Fixes developed, invented, or created by employees or agents of ePHONE after the first anniversary of the Effective Date may be licensed to Array or its designee. ePHONE shall charge Array or its designee rates at least as low as the lowest rates charged to third parties not affiliated with ePHONE for such licenses.

                  (b) Improvements, Developments, Enhancements, Modifications, and Inventions other than CTVoice Release 2A.

                           (i) If  any of the  employees  or  agents  of  ePHONE
                  improves, develops, enhances, modifies, or invents technology, works, or other intangible property, related to or arising from the Intellectual Property licensed hereunder, ePHONE shall own all rights in such technology, works, or other intangible property, including without limitation all intellectual property rights.

                           (ii) If any of the  employees  or  agents of Array or
                  Comdial improves, develops, enhances, modifies, or invents technology, works, or other intangible property, related to or arising from the Intellectual Property licensed hereunder, Array or Comdial, as appropriate, shall own all rights in such technology, works, or other intangible property, including without limitation all intellectual property rights.

                           (iii) The parties  agree to  negotiate  in good faith
                  regarding the terms and conditions under which any improvements, developments, enhancements, modifications, or inventions encompassed by this Section 5.3(b) may be licensed to the other parties. The parties shall charge rates at least as low as the lowest rates charged by the parties to unaffiliated third parties for such licenses.


                                    ARTICLE 6
                    WARRANTIES, DISCLAIMERS, INDEMNIFICATION,
                           AND LIMITATION OF LIABILITY

         Section 6.1 Warranties. ePHONE represents and warrants that it shall use the Intellectual Property only in accordance with the terms and conditions of this Agreement.

         Section 6.2 Representations and Disclaimers.

                  (a) Array and Comdial each represent and warrant that the Patents set forth on Schedule 1 and the Know-How set forth on Schedule 2 accurately list all of the Intellectual Property owned by Array that has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office. Array owns the entire right, title, and interest in and to the Patents and the Know-How, including without limitation the exclusive right to use and license the same. To the knowledge of Array, no Person, as defined in the Strategic Alliance Agreement, is infringing upon any of the Patents or the Know-How.

                  (b) The Intellectual Property constitutes all of the intellectual property necessary to conduct the business and operations of Array as conducted as of the Effective Date. To the knowledge of Array, there is no basis for any claim of infringement by any Person, as defined in the Strategic Alliance Agreement, with regard to any of the Intellectual Property.

                  (c) Notwithstanding the foregoing, neither Array nor Comdial represents or warrants that: (i) the Intellectual Property is suitable for use in connection with Products or Services; (ii) use of the Intellectual Property will enable ePHONE to obtain specific results;
         (iii) the Intellectual Property does not infringe the rights of third parties; or (iv) use of the Intellectual Property will not cause any loss, damage, or injury. ePHONE will use the Intellectual Property at its own risk and neither Array nor Comdial shall be responsible for any Products or Services provided through the use of the Intellectual Property or for any other exploitation of the Intellectual Property.


         Section 6.3 Indemnification.

                  (a) ePHONE agrees to be solely responsible for, and to defend, indemnify, and hold Array and Comdial, and any of their successors or affiliates, harmless against any and all claims, actions, suits, liabilities, demands, expenses (including reasonable attorneys' fees and disbursements), losses, costs, or damages asserted against or incurred by Array, Comdial, or any of their successors or affiliates, arising out of or in connection with (i) Products produced or Services rendered by ePHONE, (ii) the use of the Intellectual Property by ePHONE, or (iii) any breach of ePHONE's obligations hereunder.

                  (b) Array and Comdial, jointly and severally, agree to be solely responsible for, and to defend, indemnify, and hold ePHONE, and any of its successors or affiliates, harmless against any and all claims, actions, suits, liabilities, demands, expenses (including reasonable attorneys' fees and disbursements), losses, costs, or damages asserted against or incurred by ePHONE, or any of its successors or affiliates, arising out of or in connection with (i) any failure of the representations and warranties set forth in Section 6.2 of this Agreement to be true and correct or (ii) any breach of Array's or Comdial's obligations hereunder.

         Section 6.4 Limitation of Liability. No party to this Agreement shall under any circumstances be liable for any special, incidental, consequential, indirect, or punitive damages arising from breach of warranty, breach of contract, negligence, or any other legal theory arising from or related to this Agreement, even if such party or its agents or employees have been advised of the possibility of such damages.


                                    ARTICLE 7
                             DEFAULT AND TERMINATION

         Section 7.1 Events of Default. Any one of the following shall constitute an Event of Default by ePHONE:

                  (a) ePHONE defaulting in the performance of any covenant, agreement, term, or provision under this Agreement, and such default continuing for a period of thirty (30) days after written notice thereof by Array or Comdial to ePHONE;

                  (b) ePHONE filing a voluntary petition for bankruptcy, reorganization, or an arrangement under any bankruptcy or insolvency law, or an involuntary petition under any such law being filed against ePHONE and not dismissed within ninety (90) days; or

                  (c) ePHONE making an assignment for the benefit of its creditors.

         Section 7.2 Remedies. Without limiting other remedies available to Array or Comdial at law or equity, upon the occurrence of an Event of Default by ePHONE, either Array or Comdial may, at their option, terminate this Agreement by giving written notice to ePHONE.

         Section 7.3 Discontinuation of Use. Following the expiration or termination of this Agreement, for any reason other than ePHONE's election of its option to purchase the Intellectual Property pursuant to Section 2.3, ePHONE shall immediately cease use of the Intellectual Property licensed under this Agreement.


                                    ARTICLE 8
                                 CONFIDENTIALITY

         Section 8.1 ePHONE's Confidentiality Obligations. The parties acknowledge that, during the ordinary course of business, ePHONE will be required to disclose confidential and proprietary information to its customers and other parties. During the term of this Agreement and thereafter, ePHONE agrees that it will enter into confidentiality agreements or nondisclosure agreements with usual and customary terms and conditions prior to disclosing the Know-How and all other technology, inventions, software, hardware, designs, drawings, processes, recipes, formulae, data, technical information and the like, which are disclosed by Array or Comdial to ePHONE or received by ePHONE's personnel under this Agreement.

         Section 8.2 Array's and Comdial's Confidentiality Obligations. The parties acknowledge that, during the ordinary course of business, Array and Comdial will be required to disclose confidential and proprietary information to its customers and other parties. During the term of this Agreement and thereafter, Array and Comdial agree that they, jointly or individually, will enter into confidentiality agreements or nondisclosure agreements with usual and customary terms and conditions prior to disclosing all technology, inventions, software, hardware, designs, drawings, processes, recipes, formulae, data, technical information and the like, which are disclosed by ePHONE to Array or Comdial or received by Array or Comdial's personnel under this Agreement.

         Section 8.3 Exceptions to Confidentiality Obligations. The confidentiality obligations set forth in this Article 8 shall not apply to any information that: (i) is or becomes generally available to the public other than as a result of disclosure by one of the parties or the parties' agents, employees, representatives, or advisors; (ii) is rightfully disclosed to either of the parties by a third party without any breach of the confidentiality obligations hereunder. Any of the parties may disclose the other parties' confidential information to its personnel and independent contractors, including, without limitation, lawyers, accountants, and consultants, when the course of their employment necessitates such disclosure; provided, however, that the disclosing party shall take appropriate measures to maintain the confidentiality of all confidential information disclosed to or obtained by such party's personnel or independent contractors.

         Section 8.4 Return of Confidential Information. Upon the expiration or termination of this Agreement, for any reason other than ePHONE's election of its option to purchase the Intellectual Property pursuant to Section 2.3, each party hereto shall return to the other parties, as applicable, all materials or items that contain, embody, or relate to any confidential information belonging to the other parties, including, without limitation, documents, drawings, software, hardware, databases, electronic information, storage media, samples, and models. Each party shall return all such materials to the other parties within fifteen (15) days of the date of expiration or termination.


                                    ARTICLE 9
                              TECHNICAL ASSISTANCE

         Section 9.1 Technical Assistance Services. ePHONE shall use commercially reasonable efforts to make its employees and agents available to Array and Comdial to provide technical assistance with the Intellectual Property, any improvements, developments, enhancements, modifications, or inventions related thereto, or any other technical matters related to ePHONE's business. ePHONE shall charge Array and Comdial rates at least as low as the lowest rates charged to third parties not affiliated with ePHONE for such technical assistance services.


                                   ARTICLE 10
                               GENERAL PROVISIONS

         Section 11.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

         Section 11.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any of the parties hereto shall be permitted to assign this Agreement and its rights and obligations hereunder to a successor in interest of all or substantially all of its assets, or to an affiliated entity.

         Section 11.3 Amendments. No amendment of any provision of this Agreement shall be valid unless the amendment shall be in writing and signed by all parties hereto.

         Section 11.4 Waivers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         Section 11.5 Severability. Any term or condition of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         Section 11.6 Construction. The parties have participated mutually in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted mutually by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt of facsimile or electronic mail; (ii) one (1) business day following the date sent when sent by overnight delivery; or (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

         If to Array or Comdial:

                  Comdial Corporation
                  1180 Seminole Trail
                  Charlottesville, Virginia 22906
                  Attention: William G. Mustain
                  Tel:     (804) 978-2518
                  Fax:     (804) 978-2512
                  E-mail: bill.mustain@comdial.com

         Copy to:

                  McGuire, Woods, Battle & Boothe LLP
                  310 4th Street NE, Suite 300
                  P. O. Box 1288
                  Charlottesville, Virginia 22902-1288
                  Attention: Robert E. Stroud, Esquire
                  Tel:     (804) 977-2511
                  Fax:     (804) 980-2272
                  E-mail: restroud@mwbb.com


         If to ePHONE:

                  ePHONE Telecom, Inc.
                  355 Burrard Street, Suite 1000
                  Vancouver, British Columbia, Canada V6C 2G8
                  Attention: Robert G. Clarke
                  Tel:     (604) 482-6116
                  Fax:     (604) 482-1116
                  E-mail: rclarke@ephonetel.com

         Copy to:

                  Arnold & Porter
                  555 Twelfth Street NW
                  Washington, D.C. 20004-1202
                  Attention: Paul D. Freshour, Esquire
                  Tel:     (202) 942-5872
                  Fax:     (202) 942-5999
                  E-mail: paul freshour@aporter.com

         Section 11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 11.9 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.10 Entire Agreement. The Strategic Alliance Agreement, this Agreement, and the other Agreements referred to and incorporated by reference in the Strategic Alliance Agreement shall constitute the entire agreement between the parties and supersede any prior understandings, agreements, covenants, warranties, or representations by or between the parties, written or oral.


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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                   ARRAY TELECOM, INC.


                                   By:  /s/ William G. Mustain
                                         -------------------------------------
                                   Name:    William G. Mustain
                                         -------------------------------------
                                   Title:   Chairman
                                         -------------------------------------

                                   ePHONE TELECOM, INC.


                                   By:  /s/ JG
                                         -------------------------------------
                                   Name:    John G. Fraser
                                         -------------------------------------
                                   Title:   Director, Executive Vice President
                                         -------------------------------------

                                   COMDIAL CORPORATION

                                   By:  /s/ William G. Mustain
                                         -------------------------------------
                                   Name:    William G. Mustain
                                         -------------------------------------
                                   Title:   President/CEO
                                         -------------------------------------